Exhibit B-8

BY-LAWS

OF

BERGEN STREET PATHMARK, INC.

(A New Jersey Corporation)

ARTICLE I

SHAREHOLDERS

1. CERTIFICATES REPRESENTING SHARES

Certificates representing shares shall set forth thereon the statements prescribed by Section 14A:7-11, and where applicable, Sections 14A:5-21 and 14A:12-5, of the New Jersey Business Corporation Act and by any other applicable provision of law and shall be signed by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. If the certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the corporation, any and all other signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

No certificate shall be issued for any share until such share is fully paid.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS

Unless otherwise provided in its certificate of incorporation, the corporation may, but shall not be obliged to, issue fractions of a share and certificates therefor on original issue or otherwise when necessary to effect share transfers, dividends, distributions, exchanges or reclassifications, or to effect mergers, consolidations or reorganizations. By action of the Board, the corporation may, in lieu of issuing fractional snares, pay cash equal to the value of such fractional share or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of assets of the corporation in the event of liquidation, but scrip shall not entitle the holder to exercise such voting rights, receive dividends or participate in any such distribution of assets unless such scrip shall so provide. All scrip shall be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date.

3. SHARE TRANSFERS

Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR SHAREHOLDERS

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

5. MEANING OF CERTAIN TERMS

As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such right where there are two or more classes or series of shares or upon which or upon whom the New Jersey Business Corporation Act confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETING

TIME. The annual meeting shall be held at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. If, for any reason, the directors shall fail to fix the time for an annual meeting, such meeting shall be held at noon on the first [            ] in [            ]. A special meeting shall be held on the date fixed by the directors.

PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New Jersey, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of New Jersey.

CALL. Annual meetings may be called by the directors or by the President or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of every meeting shall be given, stating the time, place, and purpose or purposes of the meeting. If any action is proposed to be taken which would, if taken, entitle shareholders to dissent and to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. The notice of every meeting shall be given, personally or by mail, and, except as otherwise provided by the New Jersey Business Corporation Act, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived before or after the taking of any action, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the directors fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at the shareholders’ meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, if any, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to the inspection of any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting — the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of or the lapse of the prescribed period of time before any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his agent. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder, but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has give a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the corporation.

INSPECTORS – APPOINTMENT. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed by the directors or shall fail to qualify, if appointed, the person presiding at the shareholders’ meeting may, and, on the request of any shareholder entitled to vote thereat, shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector appointed, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

QUORUM. Except for meetings ordered by the Superior Court to be called and held pursuant to Section 14A:5-2 and 14A:5-3 of the New Jersey Business Corporation Act, the holders of the shares entitled to cast at least a majority of the votes at a meeting shall constitute a quorum at the meeting of shareholders for the transaction of business. The shareholders present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes case shall elect, and no election need be by ballot unless a shareholder demands the same before the voting begins. Any other action shall be authorized by a majority of the votes cast except where the New Jersey Business Corporation Act prescribes a different proportion of votes.

7. SHAREHOLDER ACTION WITHOUT MEETINGS

Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders consent thereto in writing.

Except as otherwise provided by the New Jersey Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon were present. In the event of such written action, prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.

The written consents of the shareholders shall be filed within the minutes of proceedings of shareholders.

ARTICLE II

GOVERNING BOARD

1. FUNCTIONS, DEFINITIONS AND COMPENSATION

The business and affairs of the corporation shall be managed and conducted by a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board. The word “director” or “directors” likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase “entire board” herein refers to the total number of directors which the corporation would have if there were no vacancies. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

2. QUALIFICATIONS AND NUMBER

Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New Jersey. The number of directors constituting the entire board shall not be less than three, except that where all the shares with voting power of the corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The directors shall have the power from time to time, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of directors subject to the minimum number hereinbefore prescribed.

3. ELECTION AND TERM

The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any existing vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the affirmative vote of the remaining directors, although less than a quorum exists, or by the sole remaining director. A director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

4. REMOVAL OF DIRECTORS

One or more of all the directors or the corporation may be removed for cause of without cause by the shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

5. MEETINGS

TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE. Meetings shall be held at such place within or without the State of New Jersey as shall be fixed by the Board.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, by the President, or by a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted at, or the purpose of, the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior to the conclusion of the meeting, the lack of notice to him. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed ten days in any one adjournment.

QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute not less than the greater of at least two persons or at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any director chosen by the Board, shall preside.

6. COMMITTEES

Whenever the Board of Directors shall consist of more than three members, the Board of Directors, by resolution adopted by a majority of the Board of Directors, may appoint from among its members three or more directors to constitute an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution appointing it, shall have and may exercise all of the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 14A:6-9 of the New Jersey Business Corporation Act. Actions taken at a meeting of any such committees shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting. A majority of the entire Executive Committee or of any other committee shall constitute a quorum, except where a vacancy or vacancies prevent such majority, whereupon a majority of the members in office shall constitute a quorum, provided such majority shall constitute not less than the greater of at least two persons or at least one-third of the entire committee.

7. INFORMAL ACTION

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Secretary of State of the State of New Jersey.

Any or all directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

ARTICLE III

OFFICERS

1. EXECUTIVE OFFICERS

The directors shall elect or appoint a President, a Secretary, and a Treasurer, and may elect or appoint a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as they shall determine. The President may but need not be a director. Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers.

2. TERM OF OFFICE; REMOVAL

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

The Board of Directors may remove any officer for cause or without cause. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

3. AUTHORITY AND DUTIES

All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4. THE CHAIRMAN OF THE BOARD OF DIRECTORS

The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors, otherwise, the President, if present, shall preside, or if the President does not so preside, any other director chosen by the Board shall preside.

5. THE PRESIDENT

The President shall be the chief executive officer of the corporation.

6. VICE PRESIDENTS

Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

7. THE SECRETARY

The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in his absence, an Assistant Secretary, but if neither is present another person selected by the Chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

8. THE TREASURER

The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE IV

STATUTORY NOTICES TO SHAREHOLDERS

The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special notice which may be required by any provision of law.

ARTICLE V

REGISTERED OFFICE, BOOKS AND RECORDS

The address of the registered office of the corporation in the State of New Jersey is 200 Milik Street, Carteret, New Jersey 07008 and the name of the registered agent of the corporation at said address is Marc A. Strassler, Esq. Whenever any law of the State of New Jersey shall require that any corporate certificate, report, or statement made, published, filed, or recorded, state the residence or post office address of any shareholder, director, or officer, it shall be sufficient if the aforesaid address of the registered office be stated.

The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors, and the Executive Committee and other committee or committees, if any. Such books, records and minutes may be kept within or outside the State of New Jersey. The corporation shall keep at its registered office, or at the office of its transfer agent in the State of New Jersey, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof, except that in the case of shares listed on a national securities exchange, the records of the holders of such shares may be kept at the office of the corporation’s transfer agent within or without the State of New Jersey. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall end on the Saturday closest to January 31 in each year, and the succeeding year shall begin on the day next succeeding the last day of the preceding fiscal year, unless changed by the Board of Directors.

ARTICLE VIII

CONTROL OVER BY-LAWS

The power to amend, alter and repeal these By-Laws and to adopt new By-Laws shall be vested in the Board of Directors; provided, that the Board of Directors may delegate such power, in whole or in part, to the stockholders; and provided, further, that any By-Law which provides for the election of directors by classes for staggered terms shall be adopted by the stockholders.

ARTICLE IX

INDEMNITY

Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (a) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the corporation to the fullest extent authorized by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the corporation.

The rights to indemnification and to advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The indemnification and advancement of expenses provided by this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.